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                                                            EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                    STATE OF                       OWNERSHIP OF
                     NAME                        INCORPORATION                   VOTING SECURITIES
                     ----                        -------------                   -----------------

Consolidated Subsidiaries:

  The Wendt-Bristol Company                         Delaware      100% by The Wendt-Bristol Health
   ("Wendt-Bristol")                                              Services Corporation

  Wendt-Bristol Home Health                           Ohio        100% by Wendt-Bristol
   Care Company

  Wendt-Bristol Diagnostics                           Ohio        83.3% by Wendt-Bristol
   Company (1)

  Wendt-Bristol Organizational                        Ohio        100% by Wendt-Bristol
   L.P., Inc. (2)

  1275 Olentangy River Road                           Ohio        Wendt-Bristol is the sole general and
   Limited Partnership (2) (3)                                    limited partner

  Wendt-Bristol Diagnostics                         Delaware      Wendt-Bristol Diagnostics Company is
   Company L.P. (2)                                               the sole general partner

  Consolidated Medical                                Ohio        100% by Wendt-Bristol Home Health
   Services, Inc.                                                 Care Company

  CMSI Medco Limited                                  Ohio        Consolidated Medical Services is the
   Partnership (2) (3)                                            sole general partner

  American Living Centers, Inc.                       Ohio        100% by Wendt-Bristol

  American Care Center, Inc.                          Ohio        100% by American Living Centers, Inc.
   dba Bristol House of Columbus

  Ethan Allen Care Center, Inc.                       Ohio        100% by American Living Centers, Inc.
   dba Bristol House of Springfield

  Congress Liquors, Inc. (3)                        Florida       100% by Wendt-Bristol

  Health America, Inc.                                Ohio        100% by Wendt-Bristol Diagnostics
    dba The Wendt-Bristol Center                                  Company

American Hospital of Athens, Inc. (3)                 Ohio        100% by Health America, Inc.

(1)  See Item 1.  Business - MEDICAL AND RELATED SERVICES
(2)  Limited partnership
(3)  Inactive
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